  As filed with the Securities and Exchange Commission on September 25, 2000

                                                 Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                              PROCYTE CORPORATION
            (Exact name of Registrant as specified in its charter)


                        Washington                                                91-1307460
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                    8511 - 154/th/ Avenue N.E., Building A
                           Redmond, Washington 98052
         (Address of principal executive offices, including zip code)

                              PROCYTE CORPORATION
                            1996 STOCK OPTION PLAN

                              PROCYTE CORPORATION
                     1998 NONEMPLOYEE DIRECTOR STOCK PLAN
                           (Full title of the plans)

                               John F. Clifford
                            Chief Executive Officer
                              ProCyte Corporation
                    8511 - 154/th/ Avenue N.E., Building A
                           Redmond, Washington 98052
                                (425) 820-4548
(Name, address and telephone number, including area code, of agent for service)
                            ______________________

                                  Copies to:

                              James R. Lisbakken
                               Perkins Coie LLP
                         1201 Third Avenue, Suite 4800
                        Seattle, Washington  98101-3099
                            ______________________

                        CALCULATION OF REGISTRATION FEE

     ====================================================================================================================
                                                 Amount to          Proposed            Proposed
                                                    Be              Maximum             Maximum             Amount of
             Title of Securities                 Registered      Offering Price        Aggregate          Registration
               to Be Registered                     (1)          Per Share (2)      Offering Price (2)         Fee
     --------------------------------------------------------------------------------------------------------------------
       Common Stock, par value $0.01 per share
     --------------------------------------------------------------------------------------------------------------------
         1996 Stock Option Plan                    450,000         $1.00005               $450,023            $118.81
     --------------------------------------------------------------------------------------------------------------------
         1998 Nonemployee Director Stock Plan      200,000         $1.00005               $200,010            $ 52.80
     --------------------------------------------------------------------------------------------------------------------
                              TOTAL                650,000         $1.00005               $650,033            $171.61
     ====================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment to the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($1.0313) and low ($0.9688) sales prices for the Common Stock on September 21, 2000 as reported for such date on the Nasdaq National Market.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

               (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on December 7, 1993, under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

               (c)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. Certain of the directors of the Registrant, who are affiliated with principal shareholders of the Registrant, also may be indemnified by such shareholders against liability they may incur in their capacity as a director of the Registrant, including pursuant to a liability insurance policy for such purpose.

          Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article X of the Registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

          Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

   Exhibit
   Number                              Description
-------------  -----------------------------------------------------------
    5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

   23.1        Consent of Deloitte & Touche LLP (Independent Accountants)

   23.2        Consent of Perkins Coie LLP (included in opinion filed as Exhibit
               5.1)

   24.1        Power of Attorney (see signature page)

   99.1        ProCyte Corporation 1996 Stock Option Plan

   99.2        ProCyte Corporation 1998 Nonemployee Director Stock Plan

Item 9.   UNDERTAKINGS

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 22nd day of September, 2000.

                              PROCYTE CORPORATION


                                   /s/  John F. Clifford
                              ------------------------------------------------
                              By:  John F. Clifford
                                   Chairman of the Board of Directors
                                   and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes John F. Clifford and Mark Landis, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of September, 2000.

                Signature                                  Title
                ---------                                  -----
          /s/ John F. Clifford               Chairman of the Board of Directors and Chief Executive Officer
-----------------------------------------
            John F. Clifford                 (Principal Executive Officer)

             /s/ Mark Landis                 Controller (Principal Financial and Accounting Officer)
-----------------------------------------
               Mark Landis

             /s/ John Hammer                 Director
-----------------------------------------
               John Hammer

            /s/ Matt Leavitt                 Director
-----------------------------------------
              Matt Leavitt

           /s/ Glenn Oclassen                Director
-----------------------------------------
             Glenn Oclassen

         /s/ Robert E. Patterson             Director
-----------------------------------------
           Robert E. Patterson

                               INDEX TO EXHIBITS


   Exhibit
   Number                         Description
-------------  -----------------------------------------------------------------

    5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

   23.1        Consent of Deloitte & Touche LLP (Independent Accountants)

   23.2        Consent of Perkins Coie LLP (included in opinion filed as Exhibit
               5.1)

   24.1        Power of Attorney (see signature page)

   99.1        ProCyte Corporation 1996 Stock Option Plan

   99.2        ProCyte Corporation 1998 Nonemployee Director Stock Plan